                                                                    EXHIBIT 99.3

                            TYCO INTERNATIONAL LTD.

                SCHEDULE II -- VALUATION AND QUALIFYING ACCOUNTS

                            TYCO INTERNATIONAL LTD.

                SCHEDULE II -- VALUATION AND QUALIFYING ACCOUNTS
                                 (IN MILLIONS)

                                                        ADDITIONS
                                           BALANCE AT    CHARGED    ACQUISITIONS,
                                           BEGINNING       TO        DISPOSALS,                     BALANCE AT
DESCRIPTION                                 OF YEAR      INCOME       AND OTHER     DEDUCTIONS(1)   END OF YEAR
-----------                                ----------   ---------   -------------   -------------   -----------
Year Ended December 31, 1996:
  Allowances for doubtful accounts.......    $96.2        $62.4        $ (1.4)         $(21.7)        $135.5
Nine Months Ended September 30, 1997:
  Allowances for doubtful accounts.......    135.5         37.6          21.8           (36.0)         158.9
Fiscal Year Ended September 30, 1998:
  Allowances for doubtful accounts.......    158.9         95.7         107.9           (44.9)         317.6

---------------
(1) Write-off of accounts receivable considered uncollectible.

                                        1